As filed with the Securities and Exchange Commission on March 14, 2014
Registration No. 333-53405

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)
Pennsylvania	23-2530374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
77 East King Street
Shippensburg, Pennsylvania 17257
(717) 532-6114
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Thomas R. Quinn, Jr.
President and Chief Executive Officer
77 East King Street
Shippensburg, Pennsylvania 17257
(717) 532-6114
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
John J. Spidi, Esq.
Spidi & Fisch, PC
1227 25th Street, N.W., Suite 200 West
Washington, D.C. 20037
(202) 434-4660
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common Stock, no par value per share	1,045,335.38	$44.00	$8,800,000	$2.667.00

(1)
On May 20, 1998, the Registrant filed a Form S-3 Registration Statement (File Number 333-53405), as amended post-effectively on December 10, 1999, registering 200,000 shares of common stock for issuance under the Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment Plan (the “Dividend Reinvestment Plan”). This Post-Effective Amendment No. 2 to Form S-3 Registration Statement is being filed to reflect, in accordance with Rule 416(b), Securities and Exchange Commission (“SEC”) Compliance and Disclosure Interpretation Question 213.03 (Rule 416) (formerly Telephone Interpretation B.75 (Rule 416))(the “SEC Interpretation”), that the number of shares of common stock, no par value (“Common Stock”), of the Registrant covered by the Form S-3 Registration Statement is increased from 200,000 to 1,045,335.38 shares as a result of a 2-for-1 stock split, which occurred on November 21, 1998, a 2-for-1 stock split, which occurred on February 10, 2004, 5% stock dividends, which occurred on September 15, 2001, May 30, 2003, June 29, 2005 and May 25, 2007, and a stock dividend of 7.5%, which occurred on November 19, 1999, which increased the number of shares which may be issued under the Dividend Reinvestment Plan. No filing fee is necessary, pursuant to the SEC Interpretation.

(2)
In accordance with Rule 416(a), as amended, this Post-Effective Amendment No. 2 to Form S-3 Registration Statement also registers an undetermined number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions.

(3)	Previously paid.

EXPLANATORY NOTE

The Registrant previously conducted a 2-for-1 stock split of the Common Stock on November 21, 1998, and a 2-for-1 stock split of the Common Stock on February 10, 2004 (collectively, the “Stock Splits”) and 5% stock dividends, which occurred on September 15, 2001, May 30, 2003, June 29, 2005 and May 25, 2007, and a stock dividend of 7.5%, which occurred on November 19, 1999 (collectively, the “Stock Dividends”). The Dividend Reinvestment Plan provides that the number of shares of Common Stock that may be issued under the Dividend Reinvestment Plan may be increased in the event of a stock split, stock dividend or other similar transactions. The purpose of this Post-Effective Amendment No. 2 to Form S-3 Registration Statement is to reflect, in accordance with Rule 416(b) of the Securities Act of 1933, as amended, the change in the amount of shares registered under the Form S-3 Registration Statement, on account of the Stock Splits and Stock Dividends, from 200,000 to 1,045,335.38 shares. The Form S-3 Registration Statement shall also be deemed to register any additional shares which may be issued under the Dividend Reinvestment Plan as a result of any future stock split or stock dividend or other anti-dilution provision.

INCORPORATION BY REFERENCE

The contents of the Registrant’s Form S-3 Registration Statement (Number 333-53405), filed May 20, 1998, and Post-Effective Amendment No. 2 to Form S-3 Registration Statement, filed on December 10, 1999, are also incorporated by reference into this Post-Effective Amendment No. 2 to Form S-3 Registration Statement.

ITEM 8. EXHIBITS.

3.1 Articles of Incorporation, as amended.(1)

3.2 Amended and Restated Bylaws.(2)

4.1 Form of Common Stock Certificate.(3)

5.1 Opinion of Spidi & Fisch, PC.

23.1 Consent of Spidi & Fisch, PC (contained in Exhibit 5.1).

23.2 Consent of Smith Elliott Kearns & Company, LLC.

24.1 Power of Attorney (included as part of signature page).

99.1  Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment Plan. (4)

99.2  Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment Plan Authorization and Enrollment Form
 (included as part of Prospectus). (5)

99.3  Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment and Stock Purchase Plan Information Card. (4)

99.4 Prospectus Transmittal Letter (4)

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed January 29, 2010.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed March 1, 2013.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed February 8, 2010 (File No. 333-164780).
(4)	Previously filed.
(5)	Previously filed and included as part of the Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shippensburg, Commonwealth of Pennsylvania, on March 13, 2014.

ORRSTOWN FINANCIAL SERVICES, INC.

By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant, do hereby severally constitute and appoint Thomas R. Quinn, Jr. and David P. Boyle as our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Thomas R. Quinn, Jr. and David P. Boyle may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the SEC in connection with the Form S-3 Registration Statement relating to the Registrant, to which this Post-Effective Amendment No. 2 to Form S-3 Registration Statement forms a part, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, any and all further post-effective amendments to the Form S-3 Registration Statement; and we hereby ratify and confirm all that said Thomas R. Quinn, Jr. and David P. Boyle shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr.	President and Chief Executive Officer and Director	March 13, 2014
(Principal Executive Officer)

/s/ David P. Boyle
David P. Boyle	Executive Vice President and Chief	March 13, 2014
Financial Officer
(Principal Financial Officer)

/s/ Douglas P. Barton
Douglas P. Barton	Senior Vice President and Chief Accounting Officer	March 13, 2014
(Principal Accounting Officer)

/s/ Dr. Anthony F. Ceddia
Dr. Anthony F. Ceddia	Secretary of the Board and Director	March 13, 2014

Jeffrey W. Coy	Vice Chairman of the Board and Director

/s/ Mark K. Keller
Mark K. Keller	Director	March 13, 2014

Andrea Pugh	Director

/s/ Gregory A. Rosenberry
Gregory A. Rosenberry	Director	March 13, 2014

/s/ Eric A. Segal
Eric A. Segal	Director	March 13, 2014

/s/ Glenn W. Snoke
Glenn W. Snoke	Director	March 13, 2014

Floyd E. Stoner	Director

/s/ Joel R. Zullinger
Joel R. Zullinger	Chairman of the Board and Director	March 13, 2014

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